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                                                                   EXHIBIT 23(b)





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        We consent to the inclusion in the Registration Statement on Form S-4 of The Scotts Company of our report dated January 26, 1995 on our audits of the combined financial statements of Stern's Miracle-Gro Products, Inc. and Affiliated Companies as of September 30, 1994 and 1993, and for the years in the period ended September 30, 1994. We also consent to the reference to our Firm under the caption "Experts."



                                                   JOEL E. SAMMET & CO.



New York, New York
February 1, 1995